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                                                               EXHIBIT 10.25(e)

                                 AMENDMENT NO. 4
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT


                  This AMENDMENT NO. 4, effective as of August 23, 1999 (this "Amendment"), to that certain Preferred Stock Purchase Agreement dated as of December 23, 1998, as amended on February 10, 1999, June 9, 1999 and July 16, 1999 (the "Stock Purchase Agreement"), is made and entered into between Aames Financial Corporation, a Delaware corporation (the "Company") and Specialty Finance Partners, as successor to Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Purchaser").



                                    RECITALS

         WHEREAS, the parties hereto have entered into the Stock Purchase Agreement pursuant to which the Purchaser purchased from the Company, and the Company sold to the Purchaser shares of the Company's Series C Convertible Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"; and

         WHEREAS, pursuant to the Stock Purchase Agreement, the Company agreed to offer, subject to the completion of the Recapitalization, to the existing holders of the Company's Common Stock, par value $0.001 per share, non-transferable rights to purchase an aggregate of approximately $31 million in stated value of Series C Preferred Stock; and

         WHEREAS, the parties desire to amend the Stock Purchase Agreement to provide for the expiration of the Purchase Rights on a date that is fewer than thirty (30) days following issuance; and

         WHEREAS, the Continuing Directors of the Board of Directors have approved this Amendment; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.1. Definitions. Capitalized terms used herein that are defined in the Stock Purchase Agreement are used herein as so defined.



                                   ARTICLE II.

                                   AMENDMENTS

                  Section 4.9 of the Stock Purchase Agreement is hereby amended to remove any requirement that the Purchase Rights expire thirty (30) days after issuance and provide instead for the expiration of the Purchase Rights on date as agreed to by the Company and Capital Z, or the successors and assigns of Capital Z.



                                  ARTICLE III.

                            MISCELLANEOUS PROVISIONS

                  Section 3.1. Counterparts. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more of the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which together shall constitute one and the same instrument.

                  Section 3.2. Ratification. The Stock Purchase Agreement, as amended hereby, is hereby ratified and confirmed.

                  Section 3.3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be effective as of the 23rd day of August, 1999.

                                    AAMES FINANCIAL CORPORATION



                                  By: /s/ DAVID A. SKLAR
                                     ------------------------------------
                                  Name: David A. Sklar
                                  Title: EVP & CFO

                                  SPECIALTY FINANCE PARTNERS
                                    By its General Partner
                                     CAPITAL Z FINANCIAL SERVICES FUND II, L.P.,
                                        By its General Partner
                                        CAPITAL Z PARTNERS, L.P.,
                                          By its General Partner

                                          CAPITAL Z PARTNERS, LTD.


                                  By: /s/ ADAM M. MIZEL
                                     ------------------------------------
                                  Name: Adam M. Mizel
                                  Title: Partner


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